UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2008

FIRST CHARTER CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address of principal executive offices, including zip code)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS

                 On March 31, 2008, First Charter Bank and its subsidiaries (collectively, the "Bank"), a subsidiary of First Charter Corporation (the "Corporation"), entered into a Closing Agreement (the "Agreement") with the North Carolina Department of Revenue (the "DOR") regarding the previously disclosed examination by the DOR of the Bank's tax liabilities for the tax years 1999 through 2006.  Pursuant to the Agreement, the parties have agreed to resolve all outstanding issues with respect to the Bank's North Carolina income and franchise tax liability for the years 1999 through 2006.  The ultimate settlement under the Agreement will result in a payment of $15.4 million to the DOR.  The net effect of the settlement after giving effect to existing reserves and applicable tax benefits will be a reduction in net income of  approximately $6 million, or $0.17 per share, during the first quarter of 2008.  This Agreement concludes the DOR's examination of the Bank's corporate income and franchise tax liabilities for the tax years 1999 through 2006.

                                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ STEPHEN J. ANTAL
Stephen J. Antal Executive Vice President, General Counsel and Secretary

Dated: April 4, 2008